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                                                                    Exhibit 3.11

  Amended and Restated Certificate of Incorporation of GameStop Holdings Corp.
                            (f/k/a GameStop Corp.).

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/13/2002
                                                          020094556 - 3424654

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 GAMESTOP CORP.

     GameStop Corp., a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented (the "GCL"), hereby certifies as follows;

     1. The name of this corporation is GameStop Corp. The original Certificate of Incorporation was filed on August 10, 2001.

     2. This Amended and Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation to read in its entirety as follows:

     "FIRST: The name of the corporation is GameStop Corp. (the "Corporation").

     SECOND: The registered office of the Corporation is to be located at 2711 Centerville Road Suite 400, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

     FOURTH: (a) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 405,000,000 of which (i) 300,000,000 shares shall be shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), (ii) 100,000,000 shares shall be shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and (iii) 5,000,000 shares shall be shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock") irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted.

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          (b) Common Stock.

               (i) Voting Rights.

                    (A) All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as otherwise provided in this Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation").

                    (B) The holders of shares of Common Stock shall have the following voting rights:

                         (1) At every meeting of the stockholders of the
Corporation every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders.

                         (2) At every meeting of the stockholders of the
Corporation every holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders.

                         (3) Except as may be otherwise required by law or by
this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common Stock; provided that, for the foregoing purposes, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one for one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

               (ii) Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A

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Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed on each share shall be equal in number.

               (iii) Conversion of Class B Common Stock.

                    (A) Prior to the date on which shares of Class B Common Stock are transferred to the holders of shares of common stock of B&N (as defined below) in a Tax-Free Spin-Off (as defined in paragraph (b)(iii)(B) below), each record holder of shares of Class B Common Stock may from time to time convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common Stock to each such Person (as defined below) named therein, setting forth the number of shares of Class A Common Stock to be issued to each such Person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. For purposes of this Certificate of Incorporation, "Person" shall mean any individual, firm, corporation, partnership or other entity, and "B&N" shall mean Barnes & Noble, Inc., a Delaware corporation, and all successors thereto by way of merger, consolidation or sale of all or substantially all of its assets.

                    (B) (1) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not Beneficially Owned (as defined below) by B&N or a B&N Affiliate (as defined in paragraph (b)(iii)(D) below). Shares of Class B Common Stock shall not convert into shares of Class A Common Stock (x) in any transfer effected in connection with a distribution of Class B Common Stock as a spin-off or split-off to holders of B&N Common Stock intended to be effected on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time for "Tax-Free Spin-Off"), or (y) in any transfer after a Tax-Free Spin-off. For purposes of this paragraph (b)(iii)(B), & Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to holders of B&N Common Stock following receipt of an affidavit described in paragraph (b)(iii)(D)(3) below. For purposes of this Certificate of Incorporation, "Beneficial Owner." "Beneficially Own" "Beneficial Ownership" and words of similar import shall have the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                         (2) Prior to a Tax-Free Spin-Off, each share of Class B
Common Stock shall automatically be converted into one share of Class A Common Stock on the date on which the outstanding shares of Class B Common Stock Beneficially Owned by B&N together with all B&N Affiliates represent less than 50% of the voting power represented by the aggregate number of shares of Common Stock then outstanding entitled to vote generally in the election of directors.

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                         The Corporation will provide notice of any automatic
conversion of all outstanding shares of Class B Common Stock to holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following: (x) the automatic conversion date; (y) that all outstanding shares of Class B Common Stock are automatically converted; and (z) the place or places where certificates for such shares may be surrendered in exchange for certificates representing Class A Common Stock.

                         (3) Immediately upon the conversion of shares of Class
B Common Stock into shares of Class A Common Stock, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock into which such shares of Class B Common Stock shall have been converted; provided, however, that such Persons shall be entitled to receive when paid all dividends, if any, which shall have been declared on the Class B Common Stock as of a record date preceding the time of such conversion and which shall be unpaid as of the time of such conversion, but the provisions contained in paragraph (b)(iii)(F) below shall likewise apply to such dividends.

                    (C) Prior to a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (1) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph (b)(iii)(D) below, and under no other circumstances, or (2) convert any or all of such shares into shares of Class A Common Stock as provided in paragraph (b)(iii)(A) above. Prior to a Tax-Free Spin-Off, no one other than transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph (b)(iii)(D) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for such transferee's own benefit the special rights and powers of a holder of shares of Class B Common Stock.

                    Holders of shares of Class B Common Stock may at any and all times transfer to any Person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock, subject to compliance with applicable laws.

                    (D) (1) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all

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requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                         (i) a certificate from B&N stating that such transfer
is to a B&N Affiliate; or

                         (ii) a certificate from B&N stating that such transfer
by a B&N Affiliate is to B&N or to any other B&N Affiliate; or

                         (iii) a certificate from B&N stating that such transfer
is to the holders of B&N Common Stock in connection with a Tax-free Spin-Off.

                    For purposes of this Certificate of Incorporation, "B&N Affiliate" means, with respect to B&N, any Person (other than the Corporation and any of its subsidiaries) that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with B&N. For purposes of this Certificate of Incorporation, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                    (2) Each certificate of a record holder furnished pursuant to this paragraph (b)(iii)(D) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

                    (3) If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by such holder for transfer or accompanied by an instrument of transfer signed by him or her, to a Person who receives such shares in connection with a transfer which does not meet the Qualifications set forth in this paragraph (b)(iii)(D), then such Person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing such Person on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to such Person of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

                    (4) If such shares of Class B Common Stock shall improperly have been registered in the name of a Person not meeting the qualifications set forth in this paragraph (b)(iii)(D) (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such Person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (x) such Person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such Person or transferee on behalf of such former record holder so as to convert

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such shares and so to give such notice, (y) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such Person or transferee of the shares of Class A Common Stock issuable upon conversion, and (z) the appropriate entries shall be made on the books of the Corporation to reflect such action.

                         (5) In the event that the Board of Directors of the
Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any certificate or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of this paragraph (b)(iii), or shall determine that a Person is enjoying for such Person's own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions. Prior to the occurrence of a Tax-Free Spin-Off, no transfer of title to shares of Class B Common Stock to a pledgee or other Person (other than B&N or a B&N Affiliate) may occur without compliance with the foregoing provisions of this paragraph
(b)(iii)(D).

                    (E) Prior to the occurrence of a Tax-Free Spin-Off each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

          "The shares of Class B Common Stock represented by this certificate may not be transferred to any person or entity in connection with a transfer that does not meet the qualifications set forth in paragraph
          (b)(iii)(D) of Article FOURTH of the Amended and Restated Certificate of Incorporation of this Corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph (b)(iii)(D) of said Article FOURTH is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at any time convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                    Upon and after the transfer of shares in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (b)(iii)(E).

                    (F) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph
(b)(iii), any dividend which may have been declared on the shares of Class B Common Stock so converted and for which the record date or payment date shall be subsequent to such conversion, shall be

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deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into which such shares of Class B Common Stock shall have been so converted, provided that any such dividend which was declared to be payable in shares of Class B Common Stock shall instead be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                    (G) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph
(b)(iii), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

                    The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

                    (H) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (b)(iii), or in connection with the making of any determination referred to in this paragraph (b)(iii):

                         (1) the Corporation shall be under no obligation to
make any investigation of facts unless an officer; employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any certificate or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in paragraph (b)(iii)(F) above should be made in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

                         (2) neither the Corporation nor any director, officer,
employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

                    (I) The Corporation shall not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph (b)(iii), and no such issue or delivery shall be made unless and until the Person requesting, such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or no such tax is due.

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                    (J) All rights to vote and all power (including, without
limitation, thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as expressly provided in this Certificate of Incorporation, in a Certificate of Designation with respect to any Preferred Stock or as otherwise expressly required by applicable law.

                    (K) No stockholder shall be entitled to exercise any right of cumulative voting.

               (iv) Stock Splits. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

               (v) Mergers, Consolidation, Etc. In case of any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, combination or other transaction by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, combination or other transaction by a holder of a share of Class A Common Stock. In the event that the holders of Class A Common Stock (or of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

               (vi) Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof. For purposes of this paragraph (b)(vi), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

               (vii) No Preemptive Rights. No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether now or hereafter authorized, and whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

               (viii) No Redemption Rights. No stockholder of the Corporation shall have any right to have the shares of Common Stock held by such holder redeemed by the Corporation.

               (ix) Reclassification. Immediately upon the effectiveness of this Certificate of Incorporation, without the further action of the Corporation or the stockholders of the Corporation, each share of common stock of the Corporation, par value $0.0l per share, issued and outstanding immediately prior to such effectiveness shall be changed into and reclassified as 360,090 shares of Class B Common Stock (the "Reclassification"). Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $0.01 per share, shall be entitled to receive in exchange for such certificate, upon surrender of such certificate to the Corporation, a certificate for the number of shares of Class B Common Stock into which the Shares of common stock represented by such certificate are reclassified in the Reclassification. Until surrendered and exchanged in accordance therewith, each certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $0.01 per share, shall represent the number of shares of Class B Common Stock into which the shares of common stock of the Corporation, par value $0.01 per share, represented by such certificate are reclassified in the Reclassification.

          (c)  Preferred Stock.

               (i) Authorization. Subject to the voting and approval procedures set forth in the By-laws of the Corporation (the "By-laws"), the Board of Directors is hereby expressly granted authority to authorize from time to time in accordance with law the issue of one or more series of Preferred Stock and with respect to any such series to fix by resolution or resolutions the numbers, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, including but without limiting the generality of the foregoing, the following:

                    (A) entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends, or to no dividends;

                    (B) entitling the holders thereof to receive dividends payable on a parity with, junior to, or in preference to, the dividends payable on any other class or series of capital stock of the Corporation;

                    (C) entitling the holders thereof to rights upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any other distribution of the assets of, the Corporation, on a parity with, junior to or in preference to, the rights of any other class or series of capital stock of the Corporation;

                    (D) providing for the conversion, at the option of the holder or of the Corporation or both, of the shares of Preferred Stock into shares of any other class or classes of capital stock of the Corporation or of any series of the same or any other class or classes or into property of the Corporation or into the securities or properties of any other corporation or person, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine, or providing for no conversion;

                    (E) providing for the redemption, in whole or in part, of the shares of Preferred Stock at the option of the Corporation or the holder thereof, in cash, bonds or other property, at such price or prices (which amount may vary under different conditions and at different redemption dates), within such period or periods, and under such conditions as the Board of Directors shall so provide, including provisions for the creation of a sinking fund for the redemption thereof, or providing for no redemption;

                    (F) lacking voting rights or having limited voting rights or enjoying general, special or multiple voting rights;

                    (G) specifying the number of shares constituting that series and the distinctive designation and stated value of that series;

                    (H) specifying the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up;

                    (I) specifying the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distributions of assets upon liquidation, dissolution or winding-up; and

                    (J) providing for any other power, preference and relative, participating, optional or other rights or terms, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with applicable law, this paragraph (c)(i) or any resolution of the Board of Directors pursuant hereto.

          All shares of any one series of Preferred Stock shall be identical in all respects with the other shares of such series, except that shares of any one series of Preferred Stock issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The Board of Directors may change the powers, designation, preferences, rights, qualifications, limitations and restrictions of, and number of shares in, any series of Preferred Stock as to which no shares are issued and outstanding.

               (ii) Dividends. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

               (iii) Liquidation Rights. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed in accordance with the respective priorities and preferential amounts (including unpaid cumulative dividends, if any, and interest thereon, if any) payable with respect thereto, and among shares of any series of Preferred Stock, ratably among the shares of such series.

     FIFTH: (a) Classification of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors initially consisting of three directors, the exact number of directors to be not less than three nor more than fifteen as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office. Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director or by stockholders if such vacancy was caused by the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof).

               Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

               (b) Vacancies in the Board. Except as expressly provided in a Certificate of Designation with respect to any Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, or by stockholders if such vacancy was caused by the removal of a director by the action of stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (c) Removal of Directors. Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office only for cause upon the affirmative vote of holders of at least 80% of the voting power of the then outstanding Voting Stock, voting as a single class. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

          (d) Amendment to this Article FIFTH. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article FIFTH.

     SIXTH: (a) (1) Except as otherwise provided by law or this Certificate of Incorporation, and subject to any rights of holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of the holders of at least a majority (or such higher percentage as required by law or this Certificate Of Incorporation) of the voting power of the then outstanding Voting Stock, voting together as a single class as hereinbefore provided.

               (2) Every reference in this Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock, Common Stock, Class A Common Stock, or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Voting Stock, Common Stock, Class A Common Stock or Class B Common Stock are entitled.

          (b) Subject to Article XI of the By-laws, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-laws of the Corporation; provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the affirmative vote of stockholders having at least 80% of the voting power of the then-outstanding Voting Stock.

          (c) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SIXTH.

     SEVENTH: (a) Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that, effective as of the date that B&N together with all B&N Affiliates cease to Beneficially Own at least a majority of the aggregate voting power of the then-outstanding shares of Voting Stock (such date, the "Trigger Date"), any corporate action required or permitted to be taken at any annual or special meeting of stockholders may taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.

          (b) Special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board or by the Chairman of the Board; provided, that, prior to the Trigger Date, special meetings of the stockholders of the Corporation shall also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock. Except as expressly provided in the immediately preceding sentence, any power of stockholders to call a special meeting is specifically denied.

          (c) No business other than that stated in the notice shall be transacted at any special meeting of stockholders.

          (d) Advanced notice of the proposal of business by stockholders shall be given in the manner provided in the Bylaws of the Corporation, as amended and in effect from time to time.

          (e) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article Seventh.

     EIGHTH: The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

     NINTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, provided that such action is approved in the manner, and otherwise complies with the requirements, set forth in this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     TWELFTH: The Corporation, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended and supplemented, may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     3. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation and consented to in writing and authorized by the holders of all of tire issued and outstanding stock entitled to vote thereon.

     4. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, GameStop Corp. has caused this Amended and Restated Certificate of Incorporation to be executed by an authorized officer of GameStop Corp. as of the 12th day of February, 2002.

                                        GameStop Corp.


                                        By: /s/ R. Richard Fontaine
                                            ------------------------------------
                                        Name: R. Richard Fontaine
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:30 PM 09/30/2002
                                                          020608038 - 3424654

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE

Gamestop Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

     That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

     That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

     That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 30th day of September, 2002.


                                        /s/ Michael E. Jones
                                        ----------------------------------------
                                        Michael E. Jones, Vice President
                                                                 (Title)